Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell Vice Chairman, President and Chief Financial Officer (650) 234-6000

ROBERT HALF INTERNATIONAL REPORTS FOURTH-QUARTER FINANCIAL RESULTS

Net Income Per Share Up 78 Percent on High Demand for Skilled Talent

MENLO PARK, California, January 26, 2012 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the fourth quarter ended December 31, 2011.

For the quarter ended December 31, 2011, net income was $42.6 million or $.30 per share, on revenues of $973.5 million. Net income for the prior year’s fourth quarter was $24.8 million or $.17 per share, on revenues of $851.6 million.

For the year ended December 31, 2011, net income was $149.9 million or $1.04 per share, on revenues of $3.78 billion. For the year ended December 31, 2010, net income was $66.1 million or $.44 per share, on revenues of $3.18 billion.

“Our specialized staffing divisions and Protiviti reported solid results in the fourth quarter. This marks the sixth consecutive quarter of double-digit, year-over-year revenue growth for the company,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International. “Additionally, growth rates in net income and earnings per share have significantly exceeded revenue growth rates during this period. This reflects the ongoing strong demand for skilled talent, particularly in the technology and accounting sectors.”

Robert Half International management will conduct a conference call today at 5 p.m. EST. The dial-in number is 877-814-0475 (+1-706-643-9224 outside the United States). The password to access the call is “Robert Half.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EST today and ending at 8 p.m. EST on February 26. The dial-in number for the replay is 855-859-2056 (+1-404-537-3406 outside the United States). To access the replay, enter conference ID# 39930039. The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti®, a global consulting and internal audit firm composed of experts in risk, advisory and transaction services. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and senior-level project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for interactive, design, marketing, advertising and public relations professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation; changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; the company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings; the ability of the company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the additional costs the company will incur as a result of health care reform legislation may adversely affect the company’s profit margins or the demand for the company’s services; the possibility that the company’s computer and communications hardware and software systems could be damaged or their service interrupted; and the possibility that the company may fail to maintain adequate financial and management controls and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter		Year
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net service revenues	$973,473	$851,572	$3,776,976	$3,175,093
Direct costs of services	586,151	524,665	2,287,374	1,981,060

Gross margin	387,322	326,907	1,489,602	1,194,033

Selling, general and administrative expenses	315,479	283,868	1,240,184	1,079,033
Amortization of intangible assets	35	49	153	411
Interest income	(353)	(258)	(951)	(579)

Income before income taxes	72,161	43,248	250,216	115,168
Provision for income taxes	29,537	18,458	100,294	49,099

Net income	$42,624	$24,790	$149,922	$66,069

Net income available to common stockholders - diluted	$42,037	$24,144	$147,772	$63,729

Diluted net income per share	$.30	$.17	$1.04	$.44

Shares:
Basic	138,581	141,795	140,479	142,833
Diluted	140,059	143,142	141,790	144,028

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter		Year
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$363,820	$319,066	$1,405,782	$1,215,052
OfficeTeam	195,862	174,336	757,146	629,548
Robert Half Technology	112,981	92,064	428,482	336,285
Robert Half Management Resources	116,563	103,128	459,589	387,370
Robert Half Finance & Accounting	74,824	59,270	302,155	221,219
Protiviti	109,423	103,708	423,822	385,619

Total	$973,473	$851,572	$3,776,976	$3,175,093

GROSS MARGIN:
Temporary and consultant staffing	$282,412	$237,756	$1,074,006	$875,557
Permanent placement staffing	74,756	59,250	301,945	221,108
Risk consulting and internal audit services	30,154	29,901	113,651	97,368

Total	$387,322	$326,907	$1,489,602	$1,194,033

OPERATING INCOME:
Temporary and consultant staffing	$63,594	$35,970	$209,101	$108,443
Permanent placement staffing	5,879	3,754	35,340	17,502
Risk consulting and internal audit services	2,370	3,315	4,977	(10,945)

Total	$71,843	$43,039	$249,418	$115,000

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$35	$49	$153	$411
Depreciation expense	$12,753	$13,177	$51,262	$55,547
Capital expenditures	$14,827	$13,039	$56,535	$35,088
Open market repurchases of common stock (shares)	286	717	5,308	3,678

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	December 31,
	2011	2010
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$279,336	$315,137
Accounts receivable, less allowances	$493,327	$423,175
Total assets	$1,311,836	$1,273,984
Current liabilities	$473,001	$408,460
Notes payable and other indebtedness, less current portion	$1,545	$1,656
Total stockholders’ equity	$800,505	$834,371

5